     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 29, 1999


                                                      REGISTRATION NO. 333-
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--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                    FORM S-1

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                                 FUNDTECH LTD.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               ISRAEL                                 7372                             NOT APPLICABLE
   (STATE OR OTHER JURISDICTION OF        (PRIMARY STANDARD INDUSTRIAL                (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)          CLASSIFICATION CODE NUMBER)               IDENTIFICATION NO.)

                                 FUNDTECH LTD.

                                  BEIT HABONIM
                                2 HABONIM STREET
                            RAMAT GAN 52462, ISRAEL
                               011-972-3-575-2750
                            FAX: 011-972-3-575-1725
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                                 FUNDTECH CORP.
                        30 MONTGOMERY STREET, SUITE 501
                         JERSEY CITY, NEW JERSEY 07302
                                  201-946-1100
                               FAX: 201-946-1313
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER OF AGENT FOR SERVICE)
                            ------------------------

                  COPIES OF ALL COMMUNICATIONS TO BE SENT TO:

        DAVID P. STONE, ESQ.                 MICHAEL S. HYMAN, ESQ.               ALEXANDER D. LYNCH, ESQ.
     WEIL, GOTSHAL & MANGES LLP                  FUNDTECH CORP.                      BROBECK, PHLEGER &
          767 FIFTH AVENUE                    30 MONTGOMERY STREET,                     HARRISON LLP
      NEW YORK, NEW YORK 10153                      SUITE 501                           1633 BROADWAY
            212-310-8000                  JERSEY CITY, NEW JERSEY 07302           NEW YORK, NEW YORK 10019
          FAX: 212-310-8007                       201-946-1100                          212-581-1600
      CLIFFORD M.J. FELIG, ADV.                 FAX: 201-946-1313                     FAX: 212-586-7878
        HERZOG, FOX & NEEMAN                                                       AARON M. LAMPERT, ADV.
             ASIA HOUSE                                                            NASCHITZ, BRANDES & CO.
          4 WEIZMAN STREET                                                             5 TUVAL STREET
       TEL AVIV 64239, ISRAEL                                                      TEL AVIV 67897, ISRAEL
         011-972-3-692-2020                                                          011-972-3-623-5000
       FAX: 011-972-3-696-6464                                                     FAX: 011-972-3-623-5005

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the Registration Statement becomes effective.
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. [ ]
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [X] 333-75233
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------


                        CALCULATION OF REGISTRATION FEE



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                                                                PROPOSED MAXIMUM        PROPOSED MAXIMUM          AMOUNT OF
       TITLE OF EACH CLASS OF              AMOUNT TO BE        OFFERING PRICE PER      AGGREGATE OFFERING        REGISTRATION
     SECURITIES TO BE REGISTERED          REGISTERED(1)        ORDINARY SHARE(2)            PRICE(2)                FEE(3)
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
Ordinary shares, NIS 0.01 per
  share..............................        460,000                 $35.00               $16,100,000               $4,476
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



(1) Includes 60,000 ordinary shares issuable upon exercise of the Underwriters' over-allotment option.



(2) The proposed maximum aggregate offering price and the registration fee are calculated pursuant to Rule 457 under the Securities Act of 1933.



(3) These securities are in addition to the 2,875,000 ordinary shares registered purusant to Registration No. 333-75233 for which a filing fee of $22,929 has been paid.


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


                                EXPLANATORY NOTE



     This registration statement is being filed with respect to the registration of additional Ordinary Shares, par value NIS 0.01 per share, of Fundtech Ltd., a company organized under the laws of Israel (the "Company"), pursuant to Rule 462(b) under the Securities Act of 1933, as amended ("Rule 462(b)"). Pursuant to Rule 462(b), the contents of the registration statement of the Company (File No. 33-75233) as amended, which was declared effective on April 29, 1999 (the "Earlier Registration Statement"), including the exhibits thereto, are incorporated by reference into this registration statement. The form of prospectus contained in such Earlier Registration Statement will reflect the aggregate amount of securities registered in this Registration Statement and the Earlier Registration Statement.



     The Company certifies that (i) it gave instructions to a bank to transmit a wire transfer to the Commission of the requisite amount of the registration fee set forth on the cover page of this Registration Statement as soon as practicable (but in any event no later than the close of the next business day following the date this registration statement is transmitted to the Commission), (ii) that it will not revoke such instructions, and (iii) that it has sufficient funds in the relevant account to cover the amount of such registration fee.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ramat Gan, Israel, on the 29th day of April, 1999.


                                          FUNDTECH LTD.

                                          By:       /s/ MICHAEL CARUS
                                            ------------------------------------
                                            Name: Michael Carus
                                            Title:  Executive Vice President and
                                                    Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


                     SIGNATURE                                      TITLE                      DATE
                     ---------                                      -----                      ----

                         *                             Chairman of the Board of           April 29, 1999
---------------------------------------------------      Directors, Chief Executive
                Reuven Ben-Menachem                      Officer and President
                                                         (principal executive officer)

                         *                             Director                           April 29, 1999
---------------------------------------------------
                   Boaz Misholi

                         *                             Director                           April 29, 1999
---------------------------------------------------
                  Jay B. Morrison

                         *                             Director                           April 29, 1999
---------------------------------------------------
                    Eddy Shalev

                         *                             Director                           April 29, 1999
---------------------------------------------------
                George M. Lieberman

                         *                             Director                           April 29, 1999
---------------------------------------------------
                   Rina Shainski

                         *                             Director                           April 29, 1999
---------------------------------------------------
                 Rimon Ben-Shaoul

                 /s/ MICHAEL CARUS                     Executive Vice President and       April 29, 1999
---------------------------------------------------      Chief Financial Officer
                   Michael Carus                         (principal financial and
                                                         accounting officer)

Authorized Representative in the United
  States:
                                                                                            DATE
                                                                                       --------------
                                                                                       April 29, 1999
FUNDTECH CORP.

            /s/ MICHAEL CARUS
------------------------------------------
  Michael Carus, Chief Financial Officer
           * /s/ MICHAEL CARUS
------------------------------------------
             Attorney-in-fact
              Michael Carus

                                 EXHIBIT INDEX



EXHIBIT                                                                 PAGE
NUMBER                            DESCRIPTION                           NO.
-------                           -----------                           ----
  5.1     Opinion of Herzog, Fox & Neeman
 23.1     Consent of Herzog, Fox & Neeman (Contained in Exhibit 5.1)
 23.2     Consent of Kost, Forer and Gabbay, a member of Ernst &
          Young International
*24.1     Powers of Attorney


---------------

*Incorporated by reference to the Registrant's Registration Statement on Form
 S-1, File No. 333-75233.